SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549



                                    FORM 8-K



                                 CURRENT REPORT



                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934




         Date of Report (Date of earliest event reported) July 13, 1999




                      PEOPLES-SIDNEY FINANCIAL CORPORATION
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             (Exact name of Registrant as specified in its Charter)




    Delaware                         0-22223                  31-1499862
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(State or other jurisdiction  (Commission File No.) (IRS Employer Identification
  of incorporation)                                  No.)




101 E. Court Street, Sidney, Ohio                               45365
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(Address of principal executive offices)                      (Zip Code)




Registrant's telephone number, including area code:     (937) 492-6129
                                                       ---------------




                                       N/A
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          (Former name or former address, if changed since last report)



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Item 5.  Other Events

         On July 13, 1999, Peoples-Sidney Financial Corporation issued the press release attached hereto as Exhibit 99, announcing quarterly and year-end earnings and the declaration of a cash dividend.

Item 7.  Financial Statements and Exhibits

         (c)      Exhibits

                  99       Press release dated July 13, 1999

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       PEOPLES-SIDNEY FINANCIAL CORPORATION



Date:    July 16, 1999                 By:  /s/ Douglas Stewart
         -------------                      ------------------------------------
                                            Douglas Stewart, President and Chief
                                             Executive Officer

                                   EXHIBIT 99

For Release: Tuesday, July 13, 1999
Contact:  Douglas Stewart, President



             PEOPLES-SIDNEY FINANCIAL ANNOUNCES QUARTERLY, YEAR END
                         EARNINGS AND DECLARES DIVIDEND

         Peoples-Sidney Financial Corporation, parent of Peoples Federal Savings and Loan Association, today announced its fourth quarter and fiscal year end earnings.

     Net income for the three months ended June 30, 1999 was $97,000 or $0.06 basic and diluted earnings per share. This compares to $225,000 or $0.14 basic and diluted earnings per share for the same period in 1998. DouglasStewart, President and Chief Executive Officer, said "the decrease in earnings is the result of the construction and operations of the Anna and Jackson Center branches during the last fiscal year. The expansion of these additional facilities adds franchise value while providing our financial services to the residents of these communities. These offices are progressing as expected in both deposits and lending." Additionally, the Corporation recorded provision for loan losses of $63,000 in the fourth quarter of fiscal 1999 compared to $41,000 for the first nine months of fiscal 1999. The increase was primarily to specifically reserve for a large consumer loan which became 90 days delinquent. The effective federal income tax rate for the year was also increased during the fourth quarter to reflect fluctuations in the Corporation's stock price and its impact on the amount deductible for federal income taxes.

     The Corporation's fiscal year earnings were $510,000 compared with $1,233,000 for the fiscal year end June 30, 1998. The decrease is primarily a result of the branch operations and increased interest expenses relating to additional Federal Home Loan Bank advances during the year.

     Stewart added, "the Corporation has been repositioning itself for long term growth during the past fiscal year by expansion efforts and increasing its line of business by originating commercial loans, personal lines of credit and farm operational loans. The Corporation has also completed two stock buyback programs during the year which typifies our continuing efforts to maximize long-term shareholder value."

     On July 9, 1999 the Board of Directors declared a $0.07 per share quarterly dividend for shareholders of record as of July 27, 1999. The payable date will be August 10, 1999.

For Release: Tuesday, July 13, 1999
Contact:  Douglas Stewart, President
Page 2


     At June 30, 1999 the Corporation had consolidated assets of $117 million and shareholders' equity of $17 million. Peoples Federal operates from its main office at 101 E. Court Street, Sidney, and its branches at 405 S. Pike Street, Anna, and 115 W. Pike Street, Jackson Center.

     When  used  in  this  press   release  or  other   public  or   shareholder
communications, in filings by the Corporation with the Securities and Exchange Commission and in oral statements made with the approval of an authorized executive office, the words or phrases "should result," "will likely result," "will enable," "are expected to," "is anticipated," "estimate," "project" or similar expressions are intended to identify "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are subject to certain risks and uncertainties, including changes in economic conditions in the Corporation's market area, changes in policies by regulatory agencies, fluctuations in interest rates, demand for loans in the Corporation's market area and competition, that could cause actual results to differ materially from historical results and those presently anticipated or projected. The Corporation wishes to caution readers not to place undue reliance on such forward-looking statements, which speak only as of the date made. The Corporation wishes to advise readers that the factors listed could affect the Corporation's financial performance and could cause the Corporation's actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements.

     The Corporation does not undertake-and specifically declines any obligation-to publicly release the result of any revisions which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.